UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 6, 2005, The First Marblehead Corporation (the “Corporation”) entered into an agreement with The Education Resources Institute, Inc. (“TERI”), modifying in part the terms of the Master Loan Guaranty Agreement dated as of February 2, 2001, as amended and extended (the “Guaranty Agreement”), between TERI and the Corporation (the “Fifth Supplement”).

The Guaranty Agreement generally provides that the guarantee fees earned by TERI upon the disbursement of student loans are placed in a segregated reserve account (the “Pledge Account”), which is held as collateral to secure TERI’s obligation to purchase defaulted student loans.  The Pledge Account is held by a third-party financial institution for the benefit of the program lender until the student loans are securitized, at which point the Pledge Account is pledged to the securitization trust that purchases the loans.  The Guaranty Agreement also provides that the terms of the securitization trust agreement will provide for a beneficial interest for TERI of 25 percent of the residual value of the TERI-guaranteed loans owned by such securitization trust.

The Guaranty Agreement (as implemented through guaranty agreements with individual lenders) entitles TERI to retain a portion of its guaranty fees (the “Administrative Fee”) rather than place them in the Pledge Account.  The Guaranty Agreement limits the Administrative Fee to 150 basis points multiplied by the principal amount of the TERI-guaranteed loans originated.

On October 26, 2004, the Corporation entered into a fourth supplement (the “Fourth Supplement”) to the Guaranty Agreement.  The Fourth Supplement provided TERI with the right to elect once each fiscal year to increase the amount of the Administrative Fee by 25 basis points, with a corresponding reduction from 25 to 20 percent in TERI’s ownership of the residual value of the TERI-guaranteed loans purchased during that year by the securitization trust.  TERI made such an election for the fiscal year ended June 30, 2005.

The Fifth Supplement amends the Master Loan Guaranty Agreement and the Fourth Supplement as follows:

•                  For the fiscal year ending June 30, 2006, TERI will increase the amount of the Administrative Fee and have its deposit into the Pledge Account reduced by 65 basis points, with a corresponding reduction in TERI’s ownership of the residual value of the TERI-guaranteed loans purchased during that year by the securitization trusts equal to the present value of this 65 basis point reduction in the Pledge Account, using a residual discount factor of 12%.

•                  For the fiscal year ending June 30, 2006, TERI has elected to increase the amount of the Administrative Fee and have its deposit into the Pledge Account reduced by an additional 25 basis points, as set forth in the Fourth Supplement.  However, TERI’s corresponding reduction in its ownership in the residual value of the TERI-guaranteed loans purchased during fiscal 2006 by the securitization trusts from the election shall equal the present value of this 25 basis point reduction in the Pledge Account, using a residual discount factor of 12%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 6, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr
Vice Chairman and General Counsel